Exhibit 10.1

STOCK PURCHASE AGREEMENT

This agreement (the “Agreement”), dated March 13, 2023, by and between The ODP Corporation, a Delaware corporation (the “Issuer”), and HG Vora Special Opportunities Master Fund, Ltd. (the “Block Seller”), sets out the terms under which the Issuer will purchase 2,000,000 shares of common stock, par value $0.01 per share, of the Issuer (“Common Stock,” and such 2,000,000 shares, the “Block Shares”) from the Block Seller in a privately negotiated, off-market transaction (the “Block Purchase”).

1.

Purchase and Sale. Subject to the terms and conditions of this Agreement, the Block Seller agrees as legal and beneficial owner to sell the Block Shares, free and clear of all Liens, and the Issuer agrees to purchase the Block Shares, at a price of $44.55 per share, for a total consideration of $89,107,200 (the “Purchase Price”).

2.	Closing.

(a)

At 9:00 a.m., New York City time, on March 14, 2023, or at such other time and/or date as the Block Seller and the Issuer may agree in writing (the “Closing Date”), (i) the Block Seller shall deliver to the Issuer the Block Shares and all of the Block Sellers’ right, title and interest in and to the Block Shares, free and clear of all Liens, which delivery shall be effected by crediting the Block Shares to the Issuer’s account through DWAC transfer, and (ii) promptly following receipt by the Issuer of confirmation that the Block Shares have been so credited to the account of the Issuer, the Issuer shall pay to the Block Seller the Purchase Price by transfer to the Block Seller’s account set forth on Schedule A attached hereto, by wire transfer of immediately available funds.

(b)

The Block Seller agrees to bear and pay any duties or taxes on or in connection with the sale and transfer of the Block Shares to be sold by the Block Seller and the execution and delivery of this Agreement, and any other tax payable by the Block Seller in connection with the transaction contemplated hereby. The Block Seller shall provide to the Issuer any necessary certification of status necessary to avoid withholding taxes.

3.	Expenses. The Block Seller and the Issuer shall bear their own legal costs (if any) and all their other out-of-pocket expenses (if any).

4.	Representations and Warranties.

(a)

The Block Seller hereby represents and warrants to the Issuer that (i) as of the date of this Agreement, the Block Seller is the holder and beneficial owner of 5,000,000 shares of Common Stock, including the Block Shares, and all Block Shares are free and clear of any and all mortgages, pledges, encumbrances, liens, security interests, options, charges, claims, deeds of trust, deeds to secure debt, title retention agreements, rights of first refusal or offer, limitations on voting rights, proxies, voting agreements, limitations on transfer or other agreements or claims of any kind or nature whatsoever (collectively, “Liens”) other than pledges or security interests that Block Seller may have created in favor of a prime broker under and in accordance with its prime brokerage agreement with such broker, all of which will be released effective upon transfer of the Block Shares to the Issuer pursuant hereto, and encumbrances that may be imposed by applicable securities laws, (ii) the Block Seller owns all Block Shares free of any “adverse claim” pursuant to section 8-102 of the New York Uniform Commercial Code, and (iii) immediately following the consummation of the Block Purchase, the Block Seller will cease to own the Specified Company Ownership Level (as defined in the Cooperation Agreement, dated January 25, 2021, by and between the Issuer and HG Vora Capital Management, LLC, as amended (the “Cooperation Agreement”).

(b)

The Block Seller hereby represents and warrants to the Issuer that it has not engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement.

(c)	Each party hereby represents and warrants to the other party that:

(1)

It has the power and authority to sell or purchase the Block Shares hereunder, as applicable, and no person has any conflicting right, contingent or otherwise, to purchase or to be offered for purchase, the Block Shares, or any portion thereof;

(2)

The execution, delivery and performance of this Agreement has been duly authorized by it and upon execution and delivery of the Agreement by the Issuer and the Block Seller will constitute a legal, valid and binding obligation of such party;

(3)

The execution, delivery and performance of this Agreement by it will not infringe any law or regulation applicable to it and is not and will not be contrary to the provisions of the constitutional documents of it and will not result in any breach of the terms of, or constitute a default under, any instrument or agreement to which it is a party or by which it or its property is bound; and

(4)

All consents and approvals of any court, government department or other regulatory body required by it for the offering or purchase of the Block Shares, as applicable, and the execution, delivery and performance of the terms of this Agreement have been obtained and are in full force and effect.

5.	Agreements of the Issuer and the Block Seller

(a)

Subject to the terms and conditions hereof, the Issuer and the Block Seller agree to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement.

(b)

Subject to the terms and conditions hereof, the Issuer and the Block Seller (i) shall each execute and deliver, or cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement, and (ii) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the consummation of the transactions contemplated by this Agreement.

(c)

The terms of the transactions contemplated by this Agreement were approved prior to the execution and delivery of this Agreement by written consent of the Board of Directors of the Issuer in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) for the purpose of exempting the Block Seller and its affiliates, to the extent they may be deemed to be directors by deputization under Section 16 of the Exchange Act, from the liability provisions of Section 16(b) of the Exchange Act.

(d)

The Block Seller, on the one hand, and the Issuer, on the other hand, shall, to the extent feasible, consult with each other before issuing, and provide each other reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, rule or regulation (including the rules and regulations of the Nasdaq stock market), by obligations pursuant to any listing agreement with any national securities exchange or automated inter-dealer quotation system, or requested (by court order, deposition, interrogatory, questions, request for information or documents, subpoena, civil investigative demand, regulatory demand or similar process). Notwithstanding anything to the contrary herein, the Issuer and the Block Seller shall be permitted to make the disclosures required in its filings pursuant to the Exchange Act, in each case without such review and consultation.

6.

Conditions to Closing. The obligations of each party hereunder shall be subject to the condition that all representations and warranties of the other party hereto are, and as of the Closing Date will be, true, complete and accurate in all material respects.

7.	Miscellaneous.

(a)

This Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. This Agreement is solely for the benefit of the parties hereto and their successors and is not binding upon or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void ab initio. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the Block Purchase.

(b)

Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Court of

Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 13 of the Cooperation Agreement or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.

(c)

This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend or modify any of the terms of the Cooperation Agreement. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

(d)

If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

(e)	This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

[Signature Page Immediately Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

The ODP Corporation

By:	/s/ Sarah Hlavinka
	Name:	Sarah E. Hlavinka
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

HG Vora Special Opportunities Master Fund, Ltd.

By:	/s/ Mandy Lam
Name: Mandy Lam
Title: Authorized Signatory